Exhibit 23.3

CONSENT

I HEREBY CONSENT to the inclusion of my name in connection with the Form SB-2 Registration Statement filed with the Securities and Exchange Commission as an expert for the registrant Deerfield Resources, Ltd.

Dated the 6th day of December, 2006

Yours truly,

Kevin Keats